UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

The Marzetti Company

(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Polaris Parkway, Suite 400
Westerville, Ohio	43082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 224-7141

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	MZTI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, The Marzetti Company (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) on March 6, 2024 with the lenders named in the Credit Agreement, The Huntington National Bank as Syndication Agent and JPMorgan Chase Bank, N.A. as Administrative Agent. All capitalized terms not otherwise defined herein are defined in the Credit Agreement.

On March 4, 2026, the Company, The Huntington National Bank and Bank of America, N.A. as Co-Syndication Agents, JPMorgan Chase Bank, N.A. as Administrative Agent, and the other lenders named therein entered into a First Amendment to Credit Agreement (the “Amendment”) to amend the Credit Agreement. The Amendment provides for an increase to the revolving loan from $150 million to $200 million, and for an additional $200 million term loan to finance the Company’s previously reported agreement to acquire the Japanese Barbecue Sauce brand, Bachan’s, Inc. (the “Acquisition”), with the potential to expand the total credit availability by an additional $200 million based on consent of the Administrative Agent and any incremental lenders and certain other conditions. The Amendment provides that the maturity date for the term loan for the Acquisition financing will be five years after the term loan is made, provided that the Amendment provides for a springing maturity date of March 6, 2029 if by December 6, 2028 the Facility Termination Date has not been extended to the date that is five years after the term loan is made or later with an Aggregate Revolving Commitment equal to or greater than the outstanding principal balance of the term loan (as such capitalized terms are defined in the Amendment).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 and attached hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	First Amendment to Credit Agreement dated as of March 4, 2026 among The Marzetti Company, The Huntington National Bank and Bank of America, N.A., as Co-Syndication Agents, JPMorgan Chase Bank, N.A. as Administrative Agent and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Marzetti Company

Date: March 9, 2026	By:	/s/ Thomas K. Pigott
Thomas K. Pigott
Vice President, Chief Financial Officer and Assistant Secretary
(Principal Financial and Accounting Officer)

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